UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2017

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01            Completion of Acquisition or Disposition of Assets.

On March 9, 2017, certain subsidiaries of Halcón Resources Corporation (“Halcón”) completed the previously disclosed disposition of oil and natural gas properties and certain related assets located in the El Halcón area of East Texas, prospective for the Eagle Ford formation (the “Eagle Ford Assets”). Pursuant to the terms of an Agreement of Sale and Purchase (“Sale Agreement”) dated January 24, 2017 among a subsidiary of Hawkwood Energy, LLC and certain subsidiaries of Halcón, Halcón completed the disposition of the Eagle Ford Assets for a total cash purchase price of $500 million, subject to certain closing adjustments as provided in the Sale Agreement. The effective date of the disposition is January 1, 2017.  As of December 31, 2016, estimated proved reserves from the Eagle Ford Assets were approximately 35.1 MMBoe, or 24% of Halcón’s estimated year-end 2016 proved reserves. Current production of the Eagle Ford Assets is approximately 5,600 Boe/d.

Pro forma financial information with respect to the disposition of the Eagle Ford Assets is provided in Item 9.01 of, and set forth in Exhibit 99.1 to, this Current Report on Form 8-K.

Item 5.07            Submission of Matters to a Vote of Security Holders.

On March 6, 2017, holders of approximately 57.8% of Halcón’s outstanding voting stock (the “majority stockholders”) executed and delivered to Halcón a written consent in lieu of a stockholders’ meeting. The written consent delivered by Halcón’s majority stockholders authorized and approved an amendment to the Halcón Resources Corporation 2016 Long-Term Incentive Plan (the “Plan”) that increases the number of shares of Halcón common stock available for issuance under the Plan from 10 million shares to 19 million shares, representing an increase of nine million shares. Because the majority stockholders have approved the issuance of common stock described above through execution of the written consent in accordance with Delaware law, Halcón’s certificate of incorporation and bylaws, Halcón does not intend to solicit proxies from, or hold a meeting of, stockholders to approve such transaction. Halcón will file a definitive information statement with the SEC regarding this majority stockholder action and mail such information statement to its stockholders, notifying them that the majority stockholders have consented to the increase in the number of shares of Halcón common stock available for issuance under the Plan.

Item 8.01            Other Events.

2017 Annual Meeting of Stockholders; Deadline for Submission of Stockholder Proposals and Director Nominations

Halcón’s board of directors has scheduled its annual meeting of stockholders (the “2017 Annual Meeting”) for May 4, 2017 at 11:00 a.m., Central Daylight Time, at the Wells Fargo Plaza Auditorium, 1000 Louisiana St., Houston, Texas 77002. The record date to determine stockholders eligible to vote at the 2017 Annual Meeting is March 14, 2017.

Halcón has set a deadline of March 22, 2017 for the submission of any stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), for inclusion in Halcón’s proxy materials for the 2017 Annual Meeting, including any nomination of an individual for election as a director at the 2017 Annual Meeting. In order to be considered timely, any such stockholder proposals or director nominations must be received by David S. Elkouri, Executive Vice President and Chief Legal Officer, at Halcón’s corporate headquarters located at 1000 Louisiana St., Suite 6700, Houston, Texas 77002, on or before the close of business on March 22, 2017 and comply with the procedures and requirements set forth in Rule 14a-8. The use of certified mail, return receipt requested, is suggested. In addition, any director nomination must be accompanied by the written consent of the proposed nominee to serve as a director, if elected. Halcón may require any proposed nominee to furnish such other information as may reasonably be required by Halcón to determine the eligibility of such proposed nominee to serve as a director.

Combined Pro Forma Financial Information

Unaudited pro forma condensed combined financial information of Halcón as of December 31, 2016 and for the year ended December 31, 2016 is set forth in Exhibit 99.2 to this Current Report on Form 8-K, which gives effect to (i) the disposition of the Eagle Ford Assets, (ii) the acquisition of 20,901 net acres and related assets in the

Southern Delaware Basin located in Pecos and Reeves Counties, Texas from Samson Exploration, LLC, (iii) the issuance of 5,518 shares of Halcón’s 8.0% automatically convertible preferred stock, (iv) fresh-start accounting adjustments resulting from emerging from chapter 11 bankruptcy and (v) the divestiture of all of Halcón’s membership interests in HK TMS, LLC, a prior subsidiary of Halcón that held oil and gas properties in the Tuscaloosa Marine Shale in Louisiana and Mississippi (“HK TMS Divestiture”).

Item 9.01            Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed combined financial information of Halcón as of December 31, 2016 and for the year ended December 31, 2016 is set forth in Exhibit 99.1 to this Current Report on Form 8-K, which gives effect to (i) the disposition of the Eagle Ford Assets, (ii) fresh-start accounting adjustments resulting from emerging from chapter 11 bankruptcy and (iii) the HK TMS Divestiture.

(d) Exhibits.

Exhibit No.	Description

99.1

Unaudited Pro Forma Condensed Combined Financial Information of Halcón as of December 31, 2016 and for the year ended December 31, 2016, which gives effect to (i) the disposition of the Eagle Ford Assets, (ii) fresh-start accounting adjustments resulting from emerging from chapter 11 bankruptcy and (iii) the HK TMS Divestiture.

99.2

Unaudited Pro Forma Condensed Combined Financial Information of Halcón as of December 31, 2016 and for the year ended December 31, 2016, which gives effect to (i) the disposition of the Eagle Ford Assets, (ii) the acquisition of 20,901 net acres and related assets in the Southern Delaware Basin located in Pecos and Reeves Counties, Texas from Samson Exploration, LLC, (iii) the issuance of 5,518 shares of Halcón’s 8.0% automatically convertible preferred stock, (iv) fresh-start accounting adjustments resulting from emerging from chapter 11 bankruptcy and (v) the HK TMS Divestiture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

March 9, 2017	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Unaudited Pro Forma Condensed Combined Financial Information of Halcón as of December 31, 2016 and for the year ended December 31, 2016, which gives effect to (i) the disposition of the Eagle Ford Assets, (ii) fresh-start accounting adjustments resulting from emerging from chapter 11 bankruptcy and (iii) the HK TMS Divestiture.

99.2

Unaudited Pro Forma Condensed Combined Financial Information of Halcón as of December 31, 2016 and for the year ended December 31, 2016, which gives effect to (i) the disposition of the Eagle Ford Assets, (ii) the acquisition of 20,901 net acres and related assets in the Southern Delaware Basin located in Pecos and Reeves Counties, Texas from Samson Exploration, LLC, (iii) the issuance of 5,518 shares of Halcón’s 8.0% automatically convertible preferred stock, (iv) fresh-start accounting adjustments resulting from emerging from chapter 11 bankruptcy and (v) the HK TMS Divestiture.